                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Summa Four, Inc.
               (Name of Registrant as Specified In Its Charter)



                  (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- - --------------------------------------------------------------------------------

                               SUMMA FOUR, INC.
                              25 SUNDIAL AVENUE
                     MANCHESTER, NEW HAMPSHIRE 03103-7251

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, JULY 19, 1996

     The Annual Meeting of Stockholders of Summa Four, Inc. (the "Company") will be held at the Center of New Hampshire -- Holiday Inn, 700 Elm Street, in Manchester, New Hampshire 03101 at 11:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect seven directors to serve for the ensuing year.

     2. To ratify the selection of Coopers & Lybrand, L.L.P. by the Board of Directors as the Company's independent accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 7, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.


                                            By Order of the Board of Directors,

                                            PAUL C. SEMPLE
                                            Secretary

Manchester, New Hampshire
June 17, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               SUMMA FOUR, INC.
                              25 SUNDIAL AVENUE
                     MANCHESTER, NEW HAMPSHIRE 03103-7251

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JULY 19, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summa Four, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 19, 1996 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for 1996 is being mailed to stockholders concurrently with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on June 7, 1996, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 6,089,471 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     The presence or representation of holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. Additionally, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting is required to ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent accountants for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of JUNE 13, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive
Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                           NUMBER OF SHARES    PERCENTAGE OF
                                                             BENEFICIALLY       COMMON STOCK
       BENEFICIAL OWNER                                        OWNED(1)        OUTSTANDING(2)
       ----------------                                        -------         -------------
Kopp Investment Advisors Inc.............................      1,214,070            19.94%
                                                               ---------            -----
JANUS CAPITAL CORP.......................................        647,500              *
                                                               ---------            -----
Edgar L. Brown, Jr.(3)...................................          1,400            10.15%
                                                                                    -----
Edward C. Callahan, Jr.(4)...............................         38,000              *
Robert A. Degan(5).......................................          5,300              *
Kendrick A. Estey(6).....................................          4,000              *
Barry R. Gorsun(7).......................................        175,235              *
                                                               ---------
Michael G. Hluchyj(8)....................................         14,000              *
Gordon T. Ray(9).........................................          9,375              *
Thomas A. St. Germain(10)................................         63,000              *
William M. Scranton(11)..................................         35,475              *
John A. Shane(12)........................................         48,157              *
Theresa Pratt Wang(13)...................................          5,319              *
Mel R. Ethem(14).........................................             --              *
All directors and executive officers as a group(15)......        399,261             6.56%
                                                               ---------            -----
- - ---------------

   * Less than 1%

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options which are currently exercisable or exercisable within 60 days after JUNE 13, 1996.

 (2) The number of shares deemed outstanding with respect to a named person includes shares outstanding as of June 13, 1996 plus any shares subject to options held by the person in question that are currently exercisable or excisable within 60 days after June 13, 1996.

 (3) Mr. Brown is a director of the Company. REPRESENTS 1,400 shares issuable pursuant to options exercisable within 60 days after JUNe 13, 1996.

 (4) Mr. Callahan is President, Chief Operating Officer and a director of the Company. Represents 38,000 shares issuable pursuant to options exercisable within 60 days after June 13, 1996.

 (5) Mr. Degan is a director of the Company. REPRESENTS 5,300 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

 (6) Mr. Estey is Senior Vice President, Customer Satisfaction and Operations. REPRESENTS 4,000 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

 (7) Mr. Gorsun is Chief Executive Officer and Chairman of the Board of Directors of the Company. Includes 140,235 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

 (8) Mr. Hluchyj is Vice President, Chief Technology Officer. REPRESENTS 14,000 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

 (9) Mr. Ray is a director of the Company. Includes 8,975 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.


(10) Mr. St. Germain is Senior Vice President and Chief Financial Officer of the Company. Includes 60,500 shares issuable pursuant to stock options exercisable within 60 days after JUNE 13, 1996.

(11) Mr. Scranton is a director of the Company. Includes 22,975 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

(12) Mr. Shane is a director of the Company. Includes 6,175 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

(13) Ms. Wang is Vice President, Engineering. Includes 5,000 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

(14) Mr. Ethem resigned as Senior Vice President, Sales and Marketing of the Company on December 30, 1995.

(15) Includes an aggregate of 302,560 shares issuable pursuant to options exercisable within 60 days after JUNE 13, 1996.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees currently serves as a director of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

NOMINEES

     Set forth below are the name, age, positions with the Company, principal occupation and business experience during the past five years and the names of other publicly-held corporations of which each director of the Company serves as a director and the date when each such person first became a director of the
Company:

     Mr. Barry R. Gorsun, 53, has been Chairman of the Board of Directors since July 1993 and has been Chief Executive Officer and a director of the Company since July 1988. From July 1988 to July 1993, Mr. Gorsun was also President of the Company.

     Mr. Edgar L. Brown, Jr., 64, has been a director of the Company since October 1995. Mr. Brown was President and Chief Executive Officer of Bell Atlantic International from May 1992 to May 1995. From July 1988 to May 1992, Mr. Brown was President of Europe Bell Atlantic International.

     Mr. Edward C. Callahan, Jr., 50, has been a director, President and Chief Operating Officer of the Company since May 1995. From July 1993 to May 1995, Mr. Callahan was Vice President, Global Telecommunications and Cable for Sun Microsystems Computer Corporation ("Sun"). From October 1992 to June 1993, Mr. Callahan was Vice President, North American Strategic Accounts for Sun and from June 1990 to September 1992 he was Vice President, Northeast Area for Sun.

     Mr. Robert A. Degan, 57, has served as a director of the Company since July 1984. Mr. Degan has been a director, President and Chief Executive Officer of TyLink, Corp., a data communications company, since April 1991. From July 1989 to March 1991, Mr. Degan served as President and Chief Executive Officer of Avanti Inc., a data communications company. From November 1985 to June 1989, Mr. Degan served as a director and President and Chief Executive Officer of AMNET, Inc., a data communications company.

     Mr. Gordon T. Ray, 66, has served as a director of the Company since May 1994. From October 1985 to September 1993, Mr. Ray was an Executive Vice President of NEC America, Inc. Mr. Ray is also a member of the Board of Directors of the Telephone Industry Association, member of the Electronics Industries Association Board of Governors and a Fellow of the Royal Society of Arts, Manufacturing and Commerce.

     Mr. William M. Scranton, 75, has served as a director of the Company since June 1976. Mr. Scranton has been a Senior Vice President of First Financial Management Corp., a partnership syndication firm, and a self-employed business consultant since January 1983.

     Mr. John A. Shane, 63, has served as a director of the Company since June 1976. Mr. Shane has been President of Palmer Service Corporation since its organization in July 1972. Mr. Shane is a general partner of The Palmer Organization and a general partner of Palmer Partners L.P., venture capital partnerships. Mr. Shane is also a director of Arch Communications Group, Inc., Eastern Bank Corp. and United Asset Management Corporation and is a trustee of the New England Funds Group.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, considers and recommends the selection of the Company's independent accountants, reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Company's consolidated financial statements are currently audited by Coopers & Lybrand, L.L.P. The Audit Committee met eight times during fiscal 1996. The members of the Audit Committee are Messrs. Ray, Shane and Scranton.

     The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and has authority to grant stock options under the Company's stock option and incentive plans to all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's 1993 Employee Stock Purchase Plan. The Compensation Committee met 13 times during fiscal 1996. The members of the Compensation Committee are Messrs. Brown, Degan and Scranton.

     The Company has a standing Directors Affairs Committee of the Board of Directors, which establishes membership criteria, identifies, recruits and nominates qualified candidates to serve on the Board of Directors and assesses the Board's performance. The Directors Affairs Committee met three times in fiscal 1996. The members of the Directors Affairs Committee are Messrs. Ray and Gorsun.

     The Board of Directors held ten meetings during fiscal 1996. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

DIRECTOR COMPENSATION

     The Company pays to all non-employee directors an annual fee of $10,000 and a fee of $1,000 for each meeting attended. The Company also reimburses all of its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

DIRECTOR STOCK OPTIONS

     Under the terms of the Company's 1993 Director Stock Option Plan directors of the Company who are not officers or employees of the Company or of any subsidiary of the Company are entitled to receive nonstatutory options to purchase shares of Common Stock.

MANAGEMENT


     Executive Officers.  The executive officers of the Company are as follows:

                        NAME                            AGE              POSITION
                        ----                            ---              --------
Barry R. Gorsun......................................    53    Chief Executive Officer and
                                                               Chairman of the Board of Directors
Edward C. Callahan, Jr...............................    50    President, Chief Operating Officer
                                                               and Director
Thomas A. St. Germain................................    58    Senior Vice President, Chief
                                                               Financial Officer and Treasurer
Kendrick A. Estey....................................    56    Senior Vice President, Customer
                                                               Satisfaction and Operations
Michael G. Hluchyj...................................    41    Vice President, Chief Technology
                                                               Officer
Theresa M. Pratt Wang................................    43    Vice President, Engineering

     Messrs. Gorsun and Callahan have been nominated for election to the Board of Directors at the Annual Meeting. See "Election of Directors -- Nominees."

     Mr. St. Germain has been Senior Vice President, Chief Financial Officer and Treasurer of the Company since May 1993. From August 1984 to April 1993, Mr. St. Germain was Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Vicor Corp., a power systems manufacturing company.

     Mr. Estey has been Senior Vice President, Customer Satisfaction of the Company since December 1994. From December 1993 to December 1994, Mr. Estey was President of Realty InfoLine of Florida, a marketing telecommunications service to realtors. From November 1992 to December 1993, Mr. Estey was general manager/operations of Century Computer Marketing Corporation, a multi-vendor servicer and logistics provider company. From January 1989 to November 1992, Mr. Estey was a principal of Estey Associates, a consulting and management firm.

     Mr. Hluchyj has been Vice President, Chief Technology Officer of the Company since July 1994. From June 1987 to July 1994, Mr. Hluchyj was Director, Networking Research for Motorola, Inc.

     Theresa M. Pratt Wang has been Vice President, Engineering of the Company since May 1995. From July 1993 to April, 1995 Ms. Pratt was Vice President, General Manager of Network Access Systems Products Group for Codex Corp., a division of Motorola, Inc. From October 1991 to July 1993, Ms. Pratt was Vice President, Engineering of Artel Communications Corporation, a manufacturer of ethernet switching hubs and video equipment. From January 1990 to October 1991, Ms. PRATT was Senior Director, General Manager of Network Access Systems Products Group for Codex Corp.

     Executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors or executive officers.

EXECUTIVE COMPENSATION

     Summary Compensation. The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended March 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                         LONG-TERM
                                                                        COMPENSATION
                                                        ANNUAL          -----------
                                                     COMPENSATION       SECURITIES         ALL
                                                  ------------------    UNDERLYING        OTHER
          NAME AND PRINCIPAL           FISCAL     SALARY      BONUS       OPTIONS      COMPENSATION
               POSITION                 YEAR       ($)        ($)(1)     (SHARES)        ($)(2)
               --------                 ----      ------      ------     --------        ------
Barry R. Gorsun.......................   1996     237,000         --           --          3,249
  Chief Executive                        1995     216,737     90,000       50,000          2,221
  Officer and Chairman                   1994     180,135     33,100           --          1,551

Edward C. Callahan, Jr.(3)............   1996     169,615     42,000      110,000         20,850
  President, Chief                       1995          --         --           --             --
  Operating Officer                      1994          --         --           --             --
  and Director

Michael G. Hluchyj(4).................   1996     145,000         --        7,500          2,761
  Vice President,                        1995     101,859     36,750       20,000          1,218
  Chief Technology                       1994          --         --           --             --
  Officer

Thomas A. St. Germain(5)..............   1996     136,500         --        5,000          3,976
  Senior Vice President                  1995     132,308     45,500       10,000          1,617
  and Chief Financial                    1994     108,462     35,500       87,500            485
  Officer

Kendrick A. Estey(6)..................   1996     121,000         --           --          1,458
  Senior Vice                            1995      35,311     11,500       12,500            569
  President, Customer                    1994          --         --           --             --
  Satisfaction and Operations

Mel R. Ethem(7).......................   1996     172,645         --        5,000         20,174
  Senior Vice                            1995     152,404     52,500       15,000          1,639
  President, Sales                       1994      84,134     48,420       26,250            288
  and Marketing

- - ---------------

(1) The amounts shown in the "Bonus" column represent bonuses earned during the period shown. Bonuses are paid in the fiscal year after the fiscal year in which they are earned.

(2) Unless otherwise indicated, the amounts shown in the "All Other Compensation" column represent amounts paid by the Company into its 401(k) Plan on behalf of each of the Named Executive Officers.

(3) Mr. Callahan joined the Company in May 1995. The amount shown in the "All Other Compensation" column for fiscal year 1996 includes $19,731 of reimbursements for relocation expenses.

(4) Mr. Hulchyj joined the Company in July 1994.

(5) The amount shown in the "All Other Compensation" column for fiscal year 1996 includes $1,387 of reimbursements for company-related transportation expenses.

(6) Mr. Estey joined the Company in December 1994. The amount shown in the "All Other Compensation" column for fiscal year 1996 includes $127 of reimbursements for COMPANY-RELATED TRANSPORTATION expenses.

(7) Mr. Ethem resigned as Senior Vice President, Sales and Marketing in December 1995. The amount shown in the "All Other Compensation" column for fiscal year 1996 includes $18,855 of reimbursements for relocation expenses.


     Option Grants. The following table sets forth certain information concerning option grants during the fiscal year ended March 31, 1996 to the Named Executive Officers and the number and value of the unexercised options held by such persons on March 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                    INDIVIDUAL GRANTS
                                ----------------------------------------------------------
                                              PERCENT OF                                                POTENTIAL
                                NUMBER OF       TOTAL                                                REALIZABLE VALUE
                                SECURITIES     OPTIONS                                              AT ASSUMED ANNUAL
                                UNDERLYING    GRANTED TO                                              RATES OF STOCK
                                 OPTIONS     EMPLOYEES IN   EXERCISE   MARKET                       PRICE APPRECIATION
                                 GRANTED        PRICE        PRICE     PRICE    EXPIRATION          FOR OPTION TERM (1)
             NAME                  (#)       FISCAL YEAR     ($/SH)    ($/SH)      DATE       0% ($)     5% ($)      10% ($)
             ----              ----------   ------------   --------   ------   ----------   --------   ---------   ---------
Barry R. Gorsun...............        --            --           --        --           --         --          --          --
Edward C. Callahan, Jr........    90,000         28.70%      $24.85    $24.85      5/30/05         --   1,406,523   3,564,405
                                  20,000          6.38%      $19.85    $24.85      6/26/06    100,000     412,561     892,090
                                      --            --           --        --           --         --          --          --
Michael G. Hluchyl............     5,000          1.59%      $23.00    $23.00       5/1/05         --      72,323     183,280
                                   2,500          0.80%      $10.68    $10.68       2/9/06         --      16,791      42,553
                                      --            --           --        --           --         --          --          --
Thomas A. St. Germain.........     5,000          1.59%      $23.00    $23.00       5/1/05         --      72,323     183,280
                                      --            --           --        --           --         --          --          --
                                      --            --           --        --           --         --          --          --
Kendrick A. Estey.............     5,000          1.59%      $23.00    $23.00       5/1/05         --      72,323     183,280
                                   7,500          2.40%      $10.68    $10.68       2/9/06         --      50,374     127,659
                                      --            --          --         --           --         --          --          --
Mel R. Ethem(2)...............     5,000          1.59%      $23.00    $23.00       5/1/05         --      72,323     183,280
                                      --            --           --        --           --         --          --          --
                                      --            --           --        --           --         --          --          --

- - ---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised.

(2) Mr. Ethem resigned as Senior Vice President, Sales and Marketing of the Company on December 30, 1995, and AS A RESULT OF, the options owned by Mr. Ethem are no longer exercisable as of March 30, 1996, 90 days following such resignation.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF              VALUE OF
                                                            SECURITIES UNDERLYING      UNEXERCISED
                                                                 UNEXERCISED           IN-THE-MONEY
                                    SHARES                    OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                   ACQUIRED                     YEAR-END (#)         YEAR-END ($)(1)
                                      ON                    ---------------------   ------------------
                                   EXERCISE      VALUE          EXERCISABLE/           EXERCISABLE/
              NAME                   (#)      REALIZED($)       UNEXERCISABLE         UNEXERCISABLE
              ----                ---------   -----------   ---------------------   ------------------
Barry R. Gorsun..................        --          --         136,235/30,000        1,252,830/ 17,160
Edward C. Callahan, Jr...........        --          --          20,000/90,000               --/--
Michael G. Hluchyl...............        --          --           9,000/18,500               --/  6,425
Thomas A. St. Germain............    15,000     298,950          40,000/45,000          303,800/303,800
Kendrick A. Estey................        --          --           3,000/19,500               --/ 19,275
Mel R. Ethem.....................    21,000      79,560              --/--                   --/--

- - ---------------

(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on March 31, 1996.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two nonemployee directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership.

     This report is submitted by the Committee and addresses the Company's policies for fiscal 1996 as they apply to the Named Executive Officers.

     Executive Compensation Philosophy. The Company's executive compensation program is designed to provide compensation that attracts, motivates and retains high caliber people to serve the Company's customers and achieve its strategic objectives. The Company's executive compensation program is comprised of four elements: (i) base salary; (ii) annual bonus; (iii) long term incentive compensation in the form of stock options, and (iv) other benefits generally available to all the Company's employees.

     Base Salary and Annual Bonus. Cash compensation levels for the Company's executive officers are based primarily on the Committee's subjective evaluation of competitive salary levels of executive officers with similar backgrounds and experience as the Company's executive officers. Each executive officer's cash compensation is comprised of base salary and annual cash bonus. In determining salary adjustments and cash bonus amounts, the Committee considers individual performance and contributions to the Company. Salary and bonus levels are reviewed by the Committee on an annual basis.

     Long Term Incentive Compensation. The Company's long term incentive compensation program is implemented through the grant of stock options. This program is intended to both (i) align executive interests with the long-term interests of stockholders by integrating long-term stock performance into each executive officer's overall compensation package and (ii) through multi-year vesting, provide an incentive for the Company's executive officers to remain with the Company. Generally, stock options are granted at prevailing market rates and only have value if the Company's stock price increases, thereby providing an incentive for the Company's executive officers to improve long-term stock market performance. Generally, stock options vest in five equal annual installments and executive officers must be employed by the Company at the time of vesting in order to exercise the options. The Committee determines the number of shares subject to option grants to executive officers based on individual accomplishments measured against certain non-budgeted objectives and contributions to the Company. The Committee also considers the number, value and vesting schedule of options already held by each executive officer.

     Benefits. The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's Employee Stock Purchase Plan, which is available to virtually all employees, including executive officers, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Summary of Compensation of Chief Executive. In fiscal 1996, the Company's Chief Executive Officer, Barry R. Gorsun, received salary compensation of $237,000. The increase from Mr. Gorsun's salary of $216,737 for the previous year was based on a subjective assessment of competitive salary levels.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code, enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                            Compensation Committee

                                            Robert A. Degan
                                            Edgar L. Brown, Jr.
                                            William M. Scranton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 1996 were Messrs. Brown, Degan and Scranton, each of whom has received options to purchase Common Stock under the Company's Director Plan. No executive officer is a member of the Compensation Committee.

REPORTS UNDER SECTION 16(a) OF THE EXCHANGE ACT

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act except that William M. Scranton, a director of the Company, filed a Form 4 on October 24, 1995 relating to sales of Common Stock which occurred in September of 1995.

STOCK PERFORMANCE GRAPH


     The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from September 23, 1993 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to March 31, 1996 with the cumulative total return over the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a Peer Group Index* selected by the Company. This comparison assumes the investment of $100 on September 23, 1993 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Peer Group Index and assumes dividends, if any, are reinvested.


      Measurement Period
    (Fiscal Year Covered)       Summa Four       S&P 500        Peer Group
September 23, 1993                100.00          100.00          100.00
March 31, 1995                    142.65          112.89          105.07
March 31, 1996                     77.94          149.13          142.63


     * The Peer Group Index reflects stock performance of the following companies: ADC Telecommunications Corp., DSC Communications Corp., Newbridge Networks Corporation, Stratacom, Inc. and Tellabs, Inc.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand, L.L.P. as the Company's independent accountants for the current fiscal year. Coopers & Lybrand, L.L.P. has served as the Company's independent accountants since 1978. Although stockholder ratification of the Board of Directors' selection of Coopers & Lybrand, L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Coopers & Lybrand, L.L.P.

     Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Manchester, New Hampshire not later than February 18, 1997 for inclusion in the proxy statement for that meeting.


                                            By Order of the Board of Directors,



                                            PAUL C. SEMPLE
                                            Secretary

June 17, 1996

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                               SUMMA FOUR, INC.
                        Annual Meeting of Stockholders
                           To Be Held July 19, 1996
      This Proxy is Solicited by and on Behalf of the Board of Directors

The undersigned hereby appoints each of Barry R. Gorsun and Thomas A. St. Germain with full power of substitution, to represent the undersigned at the annual meeting of stockholders of Summa Four, Inc., to be held on July 19, 1996, and at any adjournment or postponements thereof, and to vote at such meeting the shares of Common Stock that the undersigned would be entitled to vote if present at such meeting, in accordance with the following instructions. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF ITEMS 1 AND 2 SET FORTH ON THE REVERSE SIDE OF THIS CARD.

The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

                PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                    RETURN PROMPTLY IN ENCLOSED ENVELOPE.


Please sign this proxy exactly as your name appears on your stock certificate. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

- - --------------------------------                --------------------------------

- - --------------------------------                --------------------------------

- - --------------------------------                --------------------------------

/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                                              With-  For All
                                        For   hold   Exempt                                                   For  Against  Abstain
1. To elect the following persons as   /  /   /  /   /  /       2. To ratify the selection of Coopers &      /  /    /  /    /  /
   Directors.                                                      Lybrand, LLP. by the Board of
                                                                   Directors as the Company's independent
        Barry R. Gorsun, Edward C. Callahan, Jr.,                  accountants for the current fiscal year.
   Edgar L. Brown, Jr., Robert A. Degan, Gordon T. Ray,
        William M. Scranton and John A. Shane
                                                                3. To vote upon any other matters that may properly be presented at
INSTRUCTION: To withhold authority for any individual              the meeting according to their best judgement and in their
nominee, mark the "For All Except" box and strike a line           discretion.
through the nominee's name.

RECORD DATE SHARES:


Please be sure to sign and date this Proxy.    Date
- - ------------------------------------------------------------       Mark box at right if comments or address change have  /  /
                                                                   been noted on the reverse side of this card.
- - --- Stockholder sign here -------- Co-owner sign here ------

DETACH CARD                                                                                                             DETACH CARD


                                                          SUMMA FOUR INC.

        Dear Stockholder:

        Please take note of the information enclosed with this Proxy Ballot.

        Your vote counts, and you are encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares shall be voted.  Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Stockholders to be held July 19, 1996.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,

        Summa Four, Inc.
